Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATIONS

Joseph Visconti and Duo Wang, being the Chief Executive Officer and Chief Financial Officer, respectively, of Intra-Asia Entertainment Corporation, hereby certify as of this __th day of August, 2005, that the Form 10-QSB for the Quarter ended June 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Intra-Asia Entertainment Corporation

DATE: August 22, 2005	/s/ Joseph Visconti
Joseph Visconti, Chief Executive Officer

DATE: August 22, 2005	/s/ Duo Wang
Duo Wang, Chief Financial Officer